                                                                EXHIBIT 10.11



                               SUBLEASE AGREEMENT

         This Sublease made this 18th day of December, 1998 by and between TPI PETROLEUM, INC., a Michigan corporation, formerly known as TOTAL PETROLEUM, INC., whose mailing address is P. 0. Box 696000, San Antonio, Texas 78269-6000 ("Sublandlord") and THE TRIZETTO GROUP, INC., a Delaware corporation, whose address is 567 San Nicolas Dr., Suite 360, Newport Beach, CA 92660 ("Subtenant").

                                   WITNESSETH:

         WHEREAS, Sublandlord has entered into that certain Office Building Lease ("Prime Lease") dated October 25, 1996 between ST. PAUL PROPERTIES, INC. ("Prime Landlord"), as Landlord, and Sublandlord, as Tenant, covering Suites 233A and 233B, in the building known as Atrium I - Denver Tech Center ("Building") located at 6061 S. Willow Dr., Englewood, Colorado (such lease is hereinafter referred to as the "Prime Lease" attached hereto as Exhibit "A", and such premises are hereinafter referred to as the "Premises"); and

         WHEREAS, Sublandlord wishes to sublet the Premises to Subtenant and Subtenant wishes to sublease the same from Sublandlord upon all of the terms and provisions herein set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Premises, together with the appurtenances situated in the County of Arapahoe, State of Colorado, more particularly described as follows:

         Suites 233A and 233B, in the Atrium I Building located at 6061 S. Willow Dr., Englewood, Colorado, containing approximately 4,774 rentable square feet,

for a term ("Term") to commence on January 1, 1999 (the "Commencement Date") and to expire on October 30, 2002, subject to this Sublease and upon the rentals, terms, covenants, conditions, and provisions hereafter set forth.

         2. Subtenant covenants and agrees to pay to Sublandlord without offset or deduction the monthly base rental on the first day of each month during the Term, commencing on January 1, 1999, in the amount of $6,763.17 per month. All rents and other monies due to Sublessor hereunder shall be payable to Sublessor at P. 0. Box 971351, Dallas, Texas 75297-1351 or at such other place as Sublessor may, from time to time, designate in writing.

         3. The parties agree that this Sublease shall be subject and subordinate to all of the terms, covenants, conditions, and provisions of the Prime Lease and to all the title and other matters to which the Prime Lease is subject or subordinate. A copy of the Prime Lease has been delivered to and examined, reviewed and approved by Subtenant.

         4. (a) The terms, covenants, conditions and provisions in the Prime Lease (including, but not limited to, the remedies provided thereunder) are incorporated herein by reference, and shall, as between Sublandlord and Subtenant, constitute the terms, covenants, conditions and provisions of this Sublease, except to the extent that they are inapplicable to, inconsistent with or modified by the provisions of this Sublease. The parties agree to observe and perform the terms, covenants, conditions and provisions on their respective parts to be observed and performed hereunder, including, but not limited to, those terms, covenants, conditions, and provisions of the Prime Lease which are incorporated herein.

                  (b) Subtenant shall, in no case, have any rights in respect of the Premises greater than Sublandlord's rights under the Prime Lease and Sublandlord shall have no liability to Subtenant for any matter whatsoever for which Sublandlord does not have at least co-extensive rights, as tenant, against the Prime Landlord under the Prime Lease.

                  (c) The performance by Sublandlord of any of the terms and conditions of this Sublease upon the Sublandlord's part to be performed shall be subject and dependent upon the performance by the Prime Landlord under the Prime Lease of the terms, covenants, conditions and provisions, expressed or implied, of the Prime Lease on the part of the Prime Landlord under the Prime Lease to be performed, and Sublandlord shall be under no obligation or liability whatsoever to the Subtenant in the event that the Prime Landlord shall fail to perform any of the terms or conditions contained therein on the part of the Prime Landlord to be performed. In the event Prime Landlord fails to perform under the Prime Lease, Sublandlord shall enforce its remedies against the Prime Landlord, and if the Sublandlord fails to do so within a reasonable period of time, the Subtenant shall have the right to enforce, on behalf of the Sublandlord and at the expense of the Sublandlord, the Sublandlord's remedies against the Prime Landlord.

                  (d) Sublandlord and Subtenant agree to be bound by, comply with, and perform all of the terms and conditions of the Prime Landlord consent to this Sublease and the additional terms agreed to by Prime Landlord, Sublandlord, and Subtenant, all of which are contained in that certain letter agreement dated December 17, 1998 and executed by all three (3) parties.

         5. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Prime Landlord. Subtenant shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions or provisions of the Prime Lease.

         6. Subtenant will indemnify and hold Sublandlord harmless, except to the extent caused by Sublandlord from and against all losses, costs, damages, expenses, and liability, including, but not limited to, reasonable attorney's fees which Sublandlord may incur or pay out by reason of any injury to persons or property occurring in, on or about the Premises, or by reasons of any breach or default hereunder on Subtenant's part or by reason of any work done in or to the Premises or any act or negligence on the part of Subtenant. Subtenant shall cause Sublandlord and Prime Landlord to be listed as an additional insured on all public liability, property damage and fire and extended coverage insurance procured by Subtenant relating to the Premises in accordance with the terms of the Prime Lease.

         7. Subtenant acknowledges that it is accepting the Premises in its present "as is" condition, and that neither the Prime Landlord nor Sublandlord shall have any obligations to make any renovations or improvements to the Premises. Except as provided in Paragraph 11, below, Subtenant shall perform all necessary work at its sole cost and expense in accordance with the terms of the Prime Lease in order to ready the Premises for the operation of Subtenant's business therein.

         8. Sublandlord's refusal to consent to or approve any matter or thing, whenever Sublandlord's consent or approval is required under the terms of this Sublease, shall be deemed reasonable if, inter alia, the Prime Landlord has refused to give such consent or approval.

         9. Subtenant and Sublandlord shall each promptly deliver to the other copies of all notices received from the Prime Landlord or served upon the Prime Landlord.

                  (a) Notices and other communications hereunder shall be in writing and given pursuant to the notice provisions in Section 14.07 of the Master Lease.

                  (b) Subtenant and Sublandlord shall each promptly deliver to the other copies of all notices received from the Prime Landlord or served upon the Prime Landlord.

         10. Subtenant shall be responsible for its proportionate share of increases in operating expenses above a 1999 Base Year. Subtenant shall pay no operating expense pass-throughs during the initial 12 months of the term. All operating expense, additional rent and property tax issues shall be followed pursuant to the Prime Lease.

         11. The Sublandlord will provide Subtenant with a $2.00 per rentable square foot allowance for the sublease space in Suites 233A and 233B. This allowance will include all schematic and working drawings to be produced by an architect approved by the Landlord and Sublandlord. Eighty percent (80%) of the aforementioned allowance must be used for building tenant improvements to the space. The remainder may be allocated to Subtenant's Sublease payments, if elected by Subtenant. Subtenant shall not be charged for the use of elevators, hoists, access to loading docks or use of utilities during construction of Subtenant improvements or Subtenant's move into the building. Part of the sublease space has an existing computer room that is approximately 1,600 rentable square feet, with the following: state-of-the-art computer room with raised floor Inergen system, power conditioner, UPS system, and existing furniture, all of which are owned by Sublandlord. The suite also includes a security system, a ten (10) ton unit and a five (5) ton Liebert unit, both owned by Prime Landlord.

         12. Sublandlord shall use its best efforts to cause the Landlord at Atrium I to work with Subtenant in order to make a reasonable effort to find an area exterior to the building to locate a diesel generator for Subtenant's installation that is not intrusive to the other tenants or Landlord at Atrium I. The Denver Technological Center Architectural Control Committee must give their approval before said generator is installed at Atrium I. Subtenant shall obtain all required governmental approvals and permits for installation of said generator, Failure to obtain consent to install the diesel generator shall not be grounds for terminating this Sublease.

         13. Sublandlord will provide Subtenant with a cancellation option at the end of the third lease year with six (6) months prior written notice. If Subtenant exercises its option, then, upon termination, Subtenant shall pay a cancellation premium of all of Sublandlord's unamortized costs arising out of this Sublease transaction, as well as a cancellation fee equivalent to three (3) months of rent.

         14. The parties acknowledge that the Landlord will determine the hours of operation as it has in the past. The hours of operation are from 6:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 12:00 p.m., Saturdays, holidays excluded. Current after hours HVAC charges are $35.00 per hour, which are subject to change with 30 days written notice from the building property manager. Subtenant's electrical usage will be separately metered due to its proposed 24/7 operation. Any electrical consumption over building standard usage will be billed to Subtenant on a monthly basis. If Subtenant desires additional HVAC capacity in the premises, Subtenant may add such capacity, solely at Subtenant's cost, after obtaining written approval of both the Sublandlord and the Landlord. Subtenant shall have access to the building and parking lot 24 hours per day, seven (7) days per week, 52 weeks per year.

         15. Upon executing this Sublease, Subtenant shall deliver to Sublandlord a sum equal to the first month's base rent and a security deposit equal to two (2) months base rental. Such amount will be retained by Sublandlord as security for performance of all terms and conditions of this Sublease Agreement, including payment of all rent due under the terms hereof. Deductions may be made by Sublandlord from the amount so retained for the reasonable cost of repairs to the subleased Premises (ordinary wear and tear excepted), for any rent delinquent under the terms hereof and/or for any sum used in any manner to cure any default of Subtenant under the terms hereof. Sublandlord shall return the unused portion of such deposit to Subtenant within 30 days of the termination of this Sublease Agreement along with Sublandlord's accounting for any deductions from the deposit.

         16. If for any reason, the term of the Prime Lease is terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated, and Sublandlord shall not be liable to Subtenant by reason thereof except for any prepaid rent which shall be prorated to the time of actual eviction following termination, unless said termination shall have been effected because of the breach or default of the Sublandlord under the Prime Lease.

         17. Subtenant agrees to vacate the Premises on or before October 30, 2002 and to leave the Premises in a broom-clean state unless Subtenant has entered into a separate lease with Prime Landlord. Subtenant shall have no option to renew or options for additional space under this Agreement.

         18. Subtenant warrants and agrees to save and hold Sublandlord and Prime Landlord harmless from any and all leasing commissions (including renewals, extensions or options), costs and liability with respect to Subleased Premises regarding any broker or real estate broker, except for Venture Group Real Estate, L.L.C. (Sublandlord's broker) and Julien J. Studley, Inc. and Liberty Partners, Inc. (Subtenant's broker).

         19. This Sublease is subject to and conditioned upon Prime Landlord's consent in writing, which consent shall approve Subtenant's use of the Premises as general offices. If such consent is not obtained on or before the Commencement Date, then this Sublease shall be void and terminated and the base rent prorated. In the event Subtenant obtains possession of the Premises prior to the Prime Landlord's approval, Subtenant agrees to immediately vacate the Premises in the event this Sublease is terminated and to indemnify and hold Sublandlord and Prime Landlord harmless from and against any losses, costs, damages, expenses and liability arising from its holding over, including attorney's fees.

         20. Notwithstanding anything contained in the Prime Lease to the contrary, Subtenant shall not, by operation of law or otherwise, assign, sublet, mortgage, pledge or otherwise encumber this Sublease without the prior written consent of the Sublandlord in each instance. Any assignment or subletting or purported assignment or subletting without such consent shall be void and of no effect.

         21. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors in interest and assigns.

         22. Sublandlord and Subtenant acknowledge that a sublease commission in the amount of six percent (6%) of the gross lease will be paid to outside brokers. Sublandlord recognizes that Liberty Partners, Inc. represents The Trizetto Group, Inc. and is entitled to three and one-half percent (3.5%) of the commission. Venture Group represents Sublandlord and is to receive two and one-half percent (2.5%) of the commission. A broker registration letter will be entered into between the parties to explicitly detail the brokerage compensation.

         23. If Sublandlord defaults under any of the monetary terms, covenants, or agreements of the Prime Lease relatinq to the subleased Premises, Sublandlord shall, within three (3) days of the monetary default, give notice to Subtenant, and Subtenant may communicate directly with Prime Landlord concerning the monetary default of Sublandlord. Any payment made to Prime Landlord by Subtenant shall be credited on the amount due from Subtenant to Sublandlord under this Sublease.

         If Sublandlord defaults under any of the non-monetary terms, covenants or agreements of the Prime Lease relating to the subleased Premises and fails to cure such non-monetary default within five (5) business days before the end of the applicable period set forth in the Prime Lease, then provided Subtenant has given written notice to Sublandlord of its intention to do so, Subtenant shall have the right to cure Sublandlord's default under the Prime Lease with respect to the Subleased Premises.

         Subtenant shall have all rights granted to it by law and not inconsistent with this Sublease if Sublandlord defaults in its obligations under this Sublease.

         24. Except as otherwise provided in the Prime Lease and herein, Sublandlord warrants and defends that, so long as Subtenant is not in default hereunder, Subtenant will have the enjoyment and peaceful possession of the premises during the term of this Sublease without any interruption by Landlord or Sublandlord or either of them or any person rightfully claiming under either of them.

         25. Subtenant shall have the right to have access to and to use the Premises beginning on December 20, 1998 for the purpose of storing and installing equipment to be used on the Premises after the Commencement Date, provided that all of the terms of this Sublease shall apply to any such occupancy prior to the Commencement Date, except that the Subtenant shall not pay any rent or other expenses for any period prior to the Commencement Date.

         26. This document may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Such counterparts may be transmitted by telecopy, the telecopy to have full force and effect as if it were an original.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

SUBLANDLORD:                            SUBTENANT:

TPI PETROLEUM, INC.                     THE TRIZETTO GROUP, INC.



BY: /s/ Mike Russell                    BY: /s/ Raymond D. Croghan
   --------------------------------        --------------------------------

Title: Vice President                   Title: EVP
      -----------------------------           -----------------------------

                            St. Paul Properties, Inc.
                        385 Washington Street, 15th Floor
                            St. Paul, Minnesota 55102



December 17, 1998



TPI Petroleum, Inc.
6000 N. Loop 1604 W.
San Antonio, Texas 78249-1112

         Re: Atrium 1 Building - Denver Tech Center, 6061 S. Willow Dr., Englewood, Colorado

                  SUBLET PREMISES: Approximately 4774 rentable square feet on the floor of the building as shown hatched in black on the plan annexed as Exhibit B to the Sublease and made a part hereof known as Suites 233A and 233B.

                  DATE OF MASTER LEASE: Lease dated as of October 25, 1996, between St. Paul Properties, Inc. as "Landlord", and Total Petroleum, Inc.

                  DATE OF SUBLEASE: Sublease Agreement dated as of January 1, 1999, between Tenant and Subtenant.

                  SUBTENANT: The Trizetto Group, Inc.

Dear Ladies and Gentlemen:

         Pursuant to the terms of your Lease ("Master Lease") covering the above-captioned premises, as said Lease may have been amended to the date hereof, you, as prime tenant ("Prime Tenant") have requested our consent to a sublease (dated and described above) to the above-captioned Subtenant, a copy of which sublease is annexed hereto and made a part hereof and is hereinafter referred to as the "Sublease."

         We hereby grant our consent to the Sublease upon the following express terms and conditions:

         1. The Sublease is subject and subordinate to the Master Lease, a copy of which is attached to the Sublease as Exhibit A, and to all of its terms, covenants, conditions, provisions and agreements.

TPI Petroleum, Inc.
Page 2
December 18, 1998



         2. The Subtenant shall perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Master Lease, for the period covered by the Sublease and to the extent of the Sublease.

         3. Neither the Sublease nor this Consent thereto shall:

                  a. release or discharge you from any liability, whether past, present or future under the Master Lease;

                  b. operate as a consent or approval by us to or of any of the terms, covenants, conditions, provisions, or agreements of the Sublease and we shall not be bound thereby;

                  C. be construed to modify, waive or effect any of the terms, covenants, conditions, provisions or agreements of the Master Lease, or to waive any breach thereof, or any of our rights as landlord thereunder, or to enlarge or increase our obligations as landlord thereunder; or

                  d. be construed as consent by us to any further subletting either by you or by the Subtenant or to any assignment by you of the Master Lease or assignment by the Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both you and the Subtenant agree that the Subtenant has no right whatsoever to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises, or permit any portion of the Sublet Premises to be used or occupied by any other party; in connection herewith, both you and the Subtenant agree that any assignment by operation of law or transfer of control of Subtenant (including but not limited to transfer of the controlling interest of the stock of Subtenant, if Subtenant is a corporation) shall be deemed to be a prohibited assignment hereunder and, any such further subletting or further assignment, if any, shall be subject to the terms of the Master Lease.

         4. You shall not be released from any liability under the Master Lease because of our failure to give notice of default under or in

TPI Petroleum, Inc.
Page 3
December 18, 1998



respect to any of the terms, covenants, conditions, provisions or agreements of the Master Lease.

         5. You shall not be released from any liability under the Master Lease in the event of a voluntary, administrative or judicial dissolution, which will not in any case be construed as a default under the Lease.

         6. In the event you default under the provisions of the Master Lease (after applicable periods of notice and/or grace, if any), the rent due from the Subtenant under the Sublease shall be deemed assigned to us and we shall have the right, under such default, at any time at our option to give notice of such assignment to you and the Subtenant and any such rent shall be paid directly to us. We shall credit you with any rent received by us under such assignment but the acceptance of any payment on account of rent from Subtenant as a result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to us or serve to release you from any liability under the terms, covenants, conditions, provisions or agreements under the Master Lease.

         7. Notwithstanding the foregoing, any other payment of rent from the Subtenant directly to us, regardless of the circumstances or reasons therefor, shall in no manner whatsoever be deemed an attornment by the Subtenant to us in the absence of a specific written agreement signed by us to such an effect.

         8. Both you and the Subtenant shall be and continue to be liable for the payment of all bills rendered by us for charges incurred by the Subtenant for services and materials supplied to the Sublet Premises.

         9. The term of the Sublease shall expire and come to an end on its natural expiration date or any premature termination date thereof or concurrently with any premature termination of the Master Lease (whether by consent or other right, now or hereafter agreed to by landlord or Prime Tenant, or by operation of law at landlord's option in the event of default by Prime Tenant).

         10. This Consent is not assignable, nor shall this consent be a consent to any amendment, modification, extension or renewal of the Sublease, without landlord's prior written consent.

         11. You and the Subtenant covenant and agree that, under no circumstances shall we be liable for any brokerage commission or other

TPI Petroleum, Inc.
Page 4
December 18, 1998



charge or expense in connection with the Sublease, and you both agree to indemnify us against the same and against any cost or expense (including but not limited to attorneys' fees) incurred by us in resisting any claim for any such brokerage commission.

         12. You and Subtenant understand and acknowledge that landlord's consent hereto is not a consent to any improvement or alteration work being performed in the Sublet Premises, that landlord's consent must be separately sought and will not necessarily be given, and that if such consent is given, the same will be subject to mutual agreement upon all plans or alterations. Any improvements or alterations work will be specifically subject to the terms of the Master Lease.

         13. You and Subtenant each covenant and agree to continue to maintain and keep in place all insurance required to be obtained, maintained and kept in full force and effect as set forth in the Master Lease.

         14. The Sublease constitutes the entire agreement between you and Subtenant, and there are no other written or oral agreements of the Sublease between them. No modification or amendment of the Sublease will be made without prior written consent of landlord.

         15. If any conflict between the Master Lease and the Sublease occurs, the Master Lease will control except as provided herein.

         16. Any rights and remedies of Subtenant under the Sublease, if any, will be solely against Prime Tenant. Neither this Consent nor the Sublease will give the Subtenant any rights under the Master Lease except those expressly granted by the Sublease.

         17. The execution of a copy of this Consent by you (as Prime Tenant) and by the Subtenant shall indicate your joint and several confirmation of the foregoing conditions and of your agreement to be bound thereby and shall constitute Subtenant's acknowledgment that it has received a copy of the Master Lease from you.

         18. In addition, Landlord, Prime Tenant, and Subtenant agree as follows:

         A. The Landlord and the Prime Tenant represent and warrant that the Master Lease, as attached to the Sublease as Exhibit "A", constitutes the entire agreement between you, and there are no other

TPI Petroleum, Inc.
Page 5
December 18, 1998



written or oral agreements between you modifying the term of the Master Lease.

         B. The Landlord represents and warrants that, as of the date hereof,
(i) there are no uncured defaults on the part of the Prime Tenant under the Master Lease, and (ii) there are no events that have occurred that, with the passage of time, would result in a default by the Prime Tenant.

         C. The Prime Tenant represents and warrants that, as of the date hereof, (i) there are no uncured defaults on the part of the Landlord under the Master Lease, and (ii) there are no events that have occurred that, with the passage of time, would result in a default by the Landlord.

         D. All notices under both the Master Lease and the Sublease shall be given to each of Landlord, Prime Tenant, and Subtenant at the addresses in the Master Lease and the Sublease and following the notice provisions in the Master Lease.

         E. If Prime Tenant is in default under the Master Lease, Landlord shall give Subtenant notice of such default and opportunity to cure (for the periods set forth in the Master Lease) the default.

         F. If Subtenant makes payments to Landlord to cure any monetary default of Prime Tenant, such payments shall be accepted by Landlord as it would a payment from Prime Tenant.

         19. This document may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. Such counterparts may be transmitted by telecopy, the telecopy to have full force and effect as if it were an original.

                                        Very truly yours,

                                        ST. PAUL PROPERTIES, INC.




Date: 1-5-99                            By: /s/ R. William Inserra
     -------------------------             -------------------------------------
                                        Name:   R. WILLIAM INSERRA
                                             -----------------------------------
                                        Title:  V.P. ASSET MANAGEMENT
                                              ----------------------------------

TPI Petroleum, Inc.
Page 6
December 18, 1998



                                        CONFIRMED AND AGREED:

                                        PRIME TENANT:

                                        TPI PETROLEUM, INC.




Date: 12-18-98                          By: /s/ Mike Russell
     -------------------------             -------------------------------------
                                        Name:   Mike Russell
                                             -----------------------------------
                                        Title:  Vice President
                                              ----------------------------------




                                        SUBTENANT:

                                        THE TRIZETTO GROUP, INC.




Date: 12-23-98                          By: /s/ Raymond D. Croghan
     -------------------------             -------------------------------------
                                        Name:   RAYMOND D. CROGHAN
                                             -----------------------------------
                                        Title:  EVP
                                              ----------------------------------

                             OFFICE LEASE AGREEMENT

                                    BETWEEN

                           ST. PAUL PROPERTIES, INC.
                                  AS LANDLORD

                                      AND

                             TOTAL PETROLEUM, INC.
                                   AS TENANT

                                    ATRIUM 1
                            6061 SOUTH WILLOW DRIVE
                              ENGLEWOOD, COLORADO

                                OCTOBER 25, 1996

                                  OFFICE LEASE

                         Article 1.00 BASIC LEASE TERMS

     1.01 PARTIES. This Lease Agreement ("Lease") dated as of October 25, 1996, is entered into by and between St. Paul Properties, Inc., a Delaware Corporation, ("Landlord"), and Total Petroleum, Inc., a Michigan corporation ("Tenant").

     1.02 LEASE PREMISES. In consideration of the Rent, terms, provisions and covenants of this Lease, Landlord leases to Tenant and Tenant accepts from Landlord the Premises (as outlined on the plan attached hereto as Exhibit A) located in the Building, together with the non-exclusive right to use, in common with Landlord and others, the following portions of the Building: the entrance foyer and lobby; the corridors and lavatories on the floor on which the Premises are situated; and the stairways, and elevators (sometimes referred to as the "Common Areas").

     1.03   DEFINITION OF TERMS.   As used in this Lease, the following terms
            shall have the following meanings:

     A. Building: The Building on the real property situated at 6061 South Willow Drive, Englewood, Colorado, and commonly known as Atrium I - Denver Technological Center.

     B. Premises: That part of the Building outlined on Exhibit A, called Suites 233A and 233B on the second floor(s) of the Building, containing approximately 4,774 rentable square feet, including tenant improvements made by Landlord as part of the Tenant Finish Buildout.

     C. Building Manager: JCA Property Management, 6061 S. Willow Drive, Suite 210, Englewood, Colorado 80111, Attention: Mr. Jim Aamot, or such other person as Landlord may designate from time to time.

     D.     Commencement Date:  November 1, 1996.

     E.     Completion Date:  November 1, 1996.

     F. Termination Date: October 31, 2002, unless sooner terminated as provided in this Lease.

     G. Term: A period commencing at 12:01 a.m. local time, on the Commencement Date and expiring at 11:59 p.m. local time on the Termination Date, unless extended as provided in this Lease.

     H.     Base Rent:  As set forth in the Addendum attached to this Lease.

     I. Monthly Installments of Base Rent: As set forth in the Addendum attached to this Lease.

     J.     Tenant's Proportionate Share:  3.689%.

     K.     Security Deposit:  None.

     L. Landlord's Mailing Address: 385 Washington Street, St. Paul, Minnesota, 55102, Attention: Vice President-Asset Management.

            Tenant's Mailing Address: 999 Eighteenth Street, Suite 2201, P.O. Box 500, Denver, Colorado 80201-0500, Attention: Chief Information Officer

     M. Normal Business Hours: The hours from 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays. Tenant shall be entitled to have access to the Premises seven (7) days per week, twenty-four (24) hours per day.

     N.     State: The State of Colorado.

     O. Parking Spaces: Tenant shall be entitled to the non-exclusive use in common with Landlord and others except as provided below, of sixteen
            (16) spaces, at no charge during the initial term of this Lease. During the initial term and first renewal term of this Lease, Landlord shall designate one parking space as reserved for Tenant near the west entrance of the Building. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord, and to issue and implement other rules and regulations with respect to parking spaces for the Building, provided that Tenant's rights to the number of parking spaces designated herein are preserved.

     P. Broker: Eagle Brokerage Company, 6061 South Willow Drive, Suite 210, Englewood, Colorado 80111, Attention: David J. Banzhaf; and Liberty Partners, 730 17th Street, Suite 635, Denver, Colorado 80202.

     Q.     Permitted Use: General office use and computer center operation.

     R. Tenant's Representatives: Tenant's employees, agents, contractors, licensees and invitees.


                               ARTICLE 2.00 RENT

     2.01 BASE RENT. Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term, which amount shall be payable to Landlord by submitting it to the Building Manager at the address shown above. If the Commencement Date should be a date other than the first day of a calendar month, the Monthly Installment of Base Rent shall be prorated to the end of that calendar month. Tenant shall pay, as additional rent, all other sums due under this Lease.

     2.02 OPERATING EXPENSES. In the event Landlord's operating expenses for the Building shall, in any calendar year during the Term, exceed the sum of those expenses accrued during the 1997 base year ("Excess Expenses") Tenant shall pay as additional rent Tenant's Proportionate Share of Excess Expenses. In order to provide current payments on account of Excess Expenses Tenant shall, at Landlord's request, pay as additional rent, an amount equal to Tenant's Proportionate Share of the Excess Expenses due for the ensuing twelve (12) months, as estimated by Landlord from time to time, in twelve (12) equal monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount. Following the close of each calendar year, Landlord shall provide Tenant with a statement showing in reasonable detail all computations of additional rent under this section. If Tenant's Proportionate Share of the actual Excess Expenses for the preceding calendar year exceeds the aggregate of the estimated monthly payments made by Tenant for such year, Tenant shall within thirty (30) days of the receipt of the statement, pay to Landlord as additional rent an amount equal to such excess. If such aggregate of the estimated monthly payments exceeds Tenant's Proportionate Share of the actual Excess Expenses for such calendar year, Landlord shall credit against Tenant's next ensuing monthly installment or installments of the rent an amount equal to such difference until the credit is exhausted. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this provision. The obligations of Tenant and Landlord to make payments or credits required by this provision shall survive the Termination Date. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Landlord, prior to the Termination Date, shall have the option to invoice Tenant for Tenant's Proportionate Share of the Excess Expenses based upon the previous year's operating expenses; provided, that such invoicing shall not eliminate the need for reconciliation and adjustment based on actual expenses for such year, when such expenses are known. If the Lease shall terminate on a day other than the last day of the calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be pro rated on the ratio that the number of days from the commencement of the calendar year to and including the Termination Date bears to 365.

Each statement given by Landlord or the Building Manager pursuant to this section shall be conclusive and binding upon Tenant unless within ninety (90) days after receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. If such dispute shall not have been settled by agreement, then, pending the legal determination of such dispute, Tenant shall pay additional rent in accordance with such statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith credit to Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement.

Landlord shall keep complete and accurate books and records relating to "Operating Expenses", as defined below, for at least three (3) years after the end of the calendar year in which such Operating Expenses were incurred. Tenant may, at Tenant's initial expense, cause such books and records to be audited by an independent auditor satisfactory to Tenant for the purpose of determining the validity of any claim by Landlord for Excess Expenses, provided that Tenant shall notify Landlord of Tenant's election to conduct such an audit not later than ninety (90) days after the end of the calendar year to be examined. If any such audit determines that Landlord's claim for Excess Expenses for any calendar year exceeds the amount to which Landlord was properly entitled, then Landlord shall forthwith refund the excess, and if the excess is more than three percent (3%) of the amount properly due, then Landlord shall also pay the cost of the audit upon receipt of appropriate evidence of such cost.

If during any calendar year of this Lease, the occupancy of the Building averages less than one hundred percent (100%), it is agreed that the Operating Expenses shall be recomputed as though the Building had been 100% occupied for such calendar year. In making such recomputation, no adjustment shall be made in Operating Expenses that typically do not vary based on occupancy, such as but not limited to real property taxes, insurance premiums and costs associated with landscaping and other exterior maintenance.

Any dispute between Landlord and Tenant regarding Operating Expenses or Excess Expenses shall be resolved by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment on any arbitration award may be entered and enforced by any court of competent jurisdiction.

     2.03 DEFINITION OF OPERATING EXPENSES. Subject to the exclusions listed below, the term "Operating Expenses" includes all expenses paid or incurred by Landlord or on Landlord's behalf with respect to the management, repair, operation and maintenance of the Building of which the Premises are a part including, but not limited to, the following: (1) salaries, wages and benefits of employees of Landlord engaged in the management, repair, operation and maintenance of the Building; (2) payroll taxes, workmen's compensation, uniforms and related expenses for such employees; (3) the cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, water, sewers and other utilities furnished to the Building (including the parking areas, Common Areas and leased areas thereof), together with any taxes on such utilities; (4) the cost of painting non-tenant space; (5) the cost of all charges for insurance Landlord is required to pay or deems necessary to pay, including public liability insurance, with regard to the Building and the maintenance or operation thereof; (6) the cost of all supplies (including cleaning supplies), tools, materials and equipment, the rental thereof and sales and other taxes thereon;
(7) depreciation of hand tools and other movable equipment used in the repair, operation and maintenance of the Building; (8) the cost of all charges for window and other cleaning and janitorial, snow and ice removal, and security services; (9) charges of independent contractors; (10) repairs and replacements made by Landlord at its expense; (11) exterior and interior landscaping and pest control; (12) alterations and improvements to the Building made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; (13) management fees; (14) the cost of any capital improvements or additions to the Building and of any machinery or equipment installed in the Building which are made or become operational, as the case may be, after the Commencement Date and which the effect of reducing the expenses which otherwise would be included in Operating Expenses to the extent of the lesser of (A) such cost, as reasonably amortized by Landlord with interest on the unamortized amount at the prime rate then generally available in the state, or (b) the amount of such reduction in Operating Expenses; (15) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Building; (16) all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease, other than such taxes and assessments allocable to tenant improvements for any tenant of the Building in excess of Landlord's building standard improvements; and (17) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally accepted accounting principles. The term operating Expenses does not include the following: (a) costs of repairs or renovations necessitated by fire, flood or other casualty, whether or not insured; (b) costs associated with the operation of Landlord or Landlord's business, including but not limited to income and franchise taxes, as opposed to costs of operating the Building; (c) expenses incurred in leasing to or procuring of leases, leasing commissions, advertising expenses, "takeover" rent or other tenant inducements and expenses for renovating or redecorating space for new or existing tenants (except for renovations or redecorating of Building common areas); (d) costs associated with any dispute between Landlord and (i) Landlord's employees, (ii) any mortgagee of the Building, (iii) any manager of the Building, or (iv) any tenant of the Building; (e) interest or principal payments on any mortgage or other indebtedness of Landlord, or ground rents or other payments under any ground lease (except for Landlord's ground lease for any parking areas adjacent to the Building); (f) compensation paid to any employee of Landlord above the grade of property manager for the Building; (g) any depreciation or amortization allowance or expense (except as provided above); (h) operating expenses which are the responsibility of Tenant; (i) costs incurred by Landlord in connection with construction of the Building and related facilities, correcting defects in construction, obtaining or renewing any certificate of occupancy for the Building or any space in the Building, or discharging Landlord's obligations under the work letter attached to any lease; (j) reserves for capital costs or replacements; (k) costs of any services sold or provided to or for the benefit of tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above basic rent or escalations thereof;
(l) costs of goods or services supplied by any affiliate of Landlord, to the extent such costs exceed the costs of similar goods or services supplied on a competitive basis by parties not affiliated with Landlord; (m) expenses related to removal, cleaning, abatement or remediation of "hazardous materials" in or about the Building or in the surrounding ground water or soil (except that Tenant shall, in any event, remain liable and shall pay for all costs and expenses related to the removal, cleaning, abatement or remediation of any of Tenant's "hazardous materials" in or about the Building, or related to any storage treatment or release of "hazardous materials" by Tenant); (n) compensation paid to clerks, attendants, concierges or other persons working in or managing commercial concessions operated by Landlord; or (o) advertising and promotional costs. To the extent any expenditure that is required to be capitalized for federal income tax purposes is not otherwise excluded from the definition of "Operating Expense", the amount included with respect to such expenditure in any given year shall not exceed the amount that would be necessary to amortize such expenditure, together with interest at the "prime", "base" or "reference" rate announced as such by Colorado National Bank, or its successors, as of the date of the expenditure, in equal annual installments over the projected useful life of the equipment or improvement acquired by means of such expenditure.

     2.04 LATE PAYMENT CHARGE. Other remedies for nonpayment of rent notwithstanding, if any part of the rent is not paid within ten (10) days after it is due, Tenant shall pay Landlord a late payment charge of five percent (5%) on the amount due from its due date until paid and shall become immediately due and payable in addition to any other amounts owed under this Lease.

     2.05 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises in a manner other than as set forth in section 1.03, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

     2.06      SECURITY DEPOSIT. [Intentionally Deleted]

     2.07 HOLDING OVER. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the hold over period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such hold over an amount equal to one and one-half (1 1/2) times the Base Rent which would have been payable by Tenant had the hold over period been a part of the original term of this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rent payable during the hold over period shall be payable to Landlord upon demand. No holding over by Tenant, with or without the consent of Landlord, shall operate to extend the Term.

     2.08   SECURITY SERVICE. [Intentionally Deleted]

                         ARTICLE 3.00 OCCUPANCY AND USE

     3.01 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in section 1.03. Tenant shall occupy the Premises, conduct its business and control the Tenant's Representatives in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Building. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would, in the opinion of Landlord be extra-hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

     3.02 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or Building except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria established for the Building.

     3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the rules and regulations of the Building adopted by Landlord which are set forth on Exhibit "C" attached to this Lease. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operational use of the Building or the Premises. All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant. Notwithstanding any other provisions of this Lease, however, Tenant shall not be obligated to modify (or to pay the cost of modifying) (i) any structural, mechanical or electrical component of the Building outside of the Premises, nor (ii) any structural component of the Building within the Premises unless required by Tenant's use of the Premises.

     3.04 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other tenant, or third-party not claiming under rights derived from Landlord, that may interfere with Tenant's use and enjoyment of the Premises.

     3.05 INSPECTION. Landlord or its authorized agent shall at any and all reasonable times have the right after reasonable advance notice to enter the Premises to inspect the same, to supply janitorial service or any other service to be provided by Landlord, to show the Premises to prospective purchasers or tenants, and to repair the Premises or any other portion of the Building that is accessible only through the Premises, provided that Landlord shall in any case use reasonable efforts to minimize any interference with or disruption of Tenant's business. Landlord shall at all times have and retain a key with which to unlock the corridor door into the Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Tenant may, however, install its own locks on the doors into Tenant's computer room and into other rooms used to store equipment that is readily portable or otherwise vulnerable to theft or damage, or may exclude Landlord and Landlord's employees, agents, contractors and licensees from such areas. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency situation without liability therefor provided that Landlord shall attempt to give Tenant as much notice as is practical of any emergency entry and shall use reasonable efforts to maintain the security of Tenant's computer systems and equipment.

                       ARTICLE 4.00 UTILITIES AND SERVICE

     4.01 BUILDING SERVICES. Landlord acknowledges that Tenant intends to use the Premises to provide space for a computer center that is vitally important to Tenant's multistate business operations. Accordingly, in addition to providing those services and meeting those obligations set forth elsewhere in this Lease, Landlord shall provide such services as may be necessary to enable Tenant to have access to, use and occupy the Premises on a 24 hour per day, seven day per week basis, including but not limited to the following:

     A. Electricity meeting the electrical requirements set forth on Exhibit "D" attached to this Lease.

     B. Hot and cold potable water at those points of supply provided for the general use of other tenants on the second floor of the Building.

     C. Central heating and air conditioning services for Tenant's office space (specifically excluding Tenant's computer room facilities) meeting the HVAC standards set forth on Exhibit "E" attached to this Lease during normal business hours.

     D. Elevator access to the Premises 24 hours per day, seven days per week, including legal holidays.

     E. Replacement during normal business hours of fluorescent tubes and ballasts and incandescent lamps in Building fixtures in the Premises on an as-needed basis.

     F. Routine maintenance, painting and electric lighting service for all public areas and special service areas in the Building, in a manner consistent with the standards of first class office buildings in the Denver metropolitan area.

     G. Exterior lighting, landscaping, sweeping, snow removal and similar services around the Building and adjacent parking areas, in a manner consistent with the standards of first class office buildings in the Denver metropolitan area.

     H. Failure by Landlord to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant of this Lease except as provided in Section 4.02 below. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent on account of any interruption in service occasioned from the repairs except as provided in Section 4.02 below.

Landlord may, in Landlord's discretion, provide other services not enumerated above, including security services, and may also make changes from time to time in the utilities and services provided by Landlord to the Building, provided no such changes shall reduce the practical utility of the Premises for Tenant's purposes or increase their effective cost to Tenant.

     4.02 INTERRUPTION OF SERVICES. Tenant agrees that Landlord will not be liable for failure to supply any of the services enumerated in section 4.01 during any period in which Landlord is using all reasonable diligence to supply such services or is prevented from providing the enumerated services by reason of any fire or other casualty as set forth in Article 7.0, by force majeure or by the acts or omissions of Tenant, Tenant's agents or employees, nor will Landlord be liable for reducing or curtailing any such services to the extent required by applicable, valid and binding laws, rules or regulations during any period in which Landlord is required by such laws, rules, or regulations to do so. Notwithstanding the foregoing provisions of this section, however, and except for any interruption in services caused by the acts, omissions or negligence of Tenant, Tenant's agents or employees, and subject to the provisions of Article 7.0 in the event of a fire or other casualty, Base Rent and payments on account of Excess Expenses will be abated in the event of a disruption of services, in accordance with the following provisions:

     A. In the case of a continuous interruption of electrical power to the Premises resulting in a shutdown of Tenant's computers or other office equipment or complete unavailability of passenger elevator service to the Premises, if such interruption continues for five
             (5) consecutive business days after Tenant's written notification to Landlord of such interruption, then Base Rent and payments on account of Excess Expenses for the Premises (or, if only a portion of the Premises is affected, Base Rent and payments on account of Excess Expenses for such portion) shall be abated from the beginning of such disruption until the service in question has been restored.

     B. In the case of substantial failure of the water supply to the restrooms or substantial failure of the Building HVAC system, or failure of any portion of the life safety system that is a governmental requirement, if such interruption continues for five
             (5) consecutive business days after Tenant's written notification to Landlord of such interruption, then Base Rent and payments on account of Excess Expenses for the Premises (or, if only a portion of the Premises is affected, for such portion) shall be abated from the beginning of such disruption until the service in question has been restored.

     4.03 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.

     4.04 JANITORIAL SERVICE. Landlord shall furnish janitorial services to the Premises and public areas of the Building five times per week during the term of this Lease, excluding holidays, for standard offices uses. Landlord shall not provide janitorial service to kitchens or to the computer room or other locked areas in the Premises. Janitorial service shall conform to the Janitorial Requirements set forth in Exhibit "G" attached to this Lease. Tenant shall pay for all janitorial services in excess of the Janitorial Requirements set forth in Exhibit "G" and for any excess janitorial service caused by Tenant's use in excess of standard office uses.

     4.05 ELECTRIC ENERGY COSTS. Electric power for Tenant's computer equipment (other than personal computers) and computer-room HVAC equipment shall be separately metered and Tenant shall pay the cost of all such electric power. Landlord shall provide and pay for electricity to be used for general office purposes, including personal computers, up to four (4) watts per rentable square foot. Tenant shall pay for electricity to be used for general office purposes, including personal computers, in excess of four (4) watts per rentable square foot.

     4.06 WINDOW COVERAGE. Landlord shall furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Tenant shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Tenant may install lined or unlined over-draperies on the interior sides of the Landlord furnished window coverings for interior appearance or to reduce light transmission, provided such draperies do not affect the exterior appearance of the Building or affect the operation of the Building's heating, ventilating and air conditioning system.

     4.07 CHARGE FOR SERVICE. All costs of Landlord for providing the services set forth in Article 4.00 (except those charges paid by Tenant pursuant to section 4.04) shall be subject to the additional rent provisions in section 2.02.

     4.08 COMPUTER ROOM SERVICES. Tenant shall be responsible for supplying all heating and air conditioning services to its computer room facility.

                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

     5.01 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this section. Landlord shall maintain only the roof, foundation, parking and Common Areas, the structural soundness of the exterior walls, doors, corridors, windows and other structures or equipment serving the Premises including but not limited to the equipment needed to provide the services specified in article 4 (with the express exception of Tenant's computer room HVAC, electrical and related equipment). Landlord's cost of maintaining and repairing the items set forth in this section are subject to the additional rent provisions in section 2.02. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and except as specified in section 4.02, Tenant shall not be entitled to any abatement or reduction of rent by reasons of any repairs, alterations or additions made by Landlord under this Lease; provided, that Landlord shall use its best efforts to minimize any interference with or disruption of Tenant's business.

     5.02 TENANT REPAIRS. Tenant shall, at its own cost expense, repair or replace any damage or injury to all or any part of the Premises caused by any act or omission of Tenant or Tenant's Representatives; provided, however, if Tenant fails to make the repairs or replacements promptly, Landlord may, at its option, make the repairs or replacements, and the costs of such repairs or replacements (including a 10% supervision fee) shall be charged to Tenant as additional rent and shall become payable by Tenant with the payment of the rent next due hereunder.

     5.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to the Building Manager at the address in section 1.03.

     5.04 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted and damage by fire or other casualty set forth in Article
7.0 excepted. The cost and expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant.


                   ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

     6.01 LANDLORD IMPROVEMENTS. Construction work in the Premises is to be performed by Tenant prior to Tenant's occupancy, in accordance with plans and specifications to be agreed to by Landlord and Tenant, which plans and specifications will, upon approval in writing by each party, become a part of this Lease by reference. Tenant will cause Tenant's architect to prepare proposed plans and specifications and deliver them to Landlord. Within five (5) business days after receiving the proposed plans and specifications, Landlord shall either approve them in writing or notify Tenant in writing of Landlord's reasons for disapproving them. If Landlord fails either to approve or to disapprove the proposed plans and specifications within such five (5) day period, Landlord shall be deemed to have approved them. If Landlord disapproves the proposed plans and specifications, Tenant shall either cause Landlord's architect to modify the plans and specifications to make them acceptable to Landlord, or notify Landlord in writing of the reason for any refusal by Tenant to accept changes requested by Tenant. If the parties fail to reach agreement on the plans and specifications within three (3) business days after notice of any such refusal has been given by Tenant, then either party may terminate this Lease by notice to the other party at any time before plans and specifications are approved in writing by both parties. Once the plans and specifications have been approved in writing by both parties, any subsequent changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Landlord or Building Manager and Tenant and shall constitute an amendment to this Lease.

     6.02 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises in excess of $10,000.00, or that affect the structure of the Building, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any alterations, physical additions or improvements to the Premises made by Tenant shall be made in compliance with all applicable laws and regulations and shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, with respect to any changes or alterations to the Premises made by Tenant in addition to those agreed to by Landlord in the plans and specifications, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease.

                      ARTICLE 7.00 CASUALTY AND INSURANCE

     7.01 SUBSTANTIAL DESTRUCTION. If the Premises should be totally destroyed by fire or other casualty, or the Premises should be damaged so that rebuilding cannot reasonably be completed within one hundred twenty (120) working days after the date Landlord learns of the destruction, by notice from Tenant or otherwise, this Lease may, at the option of either party, terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification by one party to the other of the exercise of such option.

     7.02 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty (120) working days after the date Landlord learns of the destruction, by notice from Tenant or otherwise, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred twenty
(120) working days from the date Landlord learns of the destruction, by notice from Tenant or otherwise, then Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

     7.03 PROCEDURE IN CASE OF CASUALTY. If the Premises or other portion of the Building is damaged by fire or other casualty, Landlord shall notify Tenant promptly, and in any event within seven (7) business days after Landlord learns of such casualty, of Landlord's best estimate of the time that will be required to repair the damage, of Landlord's present plans with respect to such repairs, and of any conditions or uncertainties that must be satisfied or resolved before the repairs can be completed. Landlord shall keep Tenant informed of all changes in the estimates or other information to be given by Landlord to Tenant in accordance with the preceding sentence. Any disagreement between the parties as to the time reasonably required for repair, or the proper extent of any rent abatement following a casualty, shall be determined by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment on any arbitration award may be entered and enforced by any court of competent jurisdiction.

     7.04 PROPERTY INSURANCE. Landlord shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against all risk of direct physical loss in an amount equal to at least ninety percent (90%) of the full replacement cost of the Building structure and its improvements as of the date of the loss; provided Landlord shall not be obligated in any way or manner to insure any personal property (including but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises except that Landlord shall insure any such property if and to the extent that the title passed to Landlord upon installation thereof. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in
Article 2.00. Landlord shall also maintain public and property damage liability insurance in such amounts as are customarily carried from time to time by prudent owners and operators of facilities like the Building.

     7.05 TENANT'S INSURANCE. At all times during the term of this Lease, Tenant shall carry and maintain, at Tenant's expense, the following insurance in the amounts specified below or such other amounts as Landlord shall from time to time reasonably request, with insurance companies and on forms satisfactory to Landlord:

     A. Public liability and property damage liability insurance, with a combined single occurrence limit of not less than $1,000,000.00. All such insurance shall specifically include without limitation contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease.

     B. Workmen's compensation insurance satisfying Tenant's obligations and liabilities under the workmen's compensation laws of the State.

     Notwithstanding the foregoing, Tenant may, at its option, self insure with respect to the risks referred to in Section 7.05A, and may, at its option, self insure with respect to the risks referred to in Section 7.05B provided it complies with the provisions set forth in Section 8-44-2D1, et seq., Colorado Revised Statutes. Whether or not Tenant elects to self insure, the obligation of Tenant or Tenant's insurer shall be primary with respect to claims arising out of the negligence or intentional acts of Tenant or Tenant's Representatives, and the obligation of Landlord's insurer shall be primary with respect to all other claims. Tenant shall provide Landlord with evidence of Tenant's insurance or self insurance arrangements and of any changes therein thirty (30) days before the effective date of any such change. This provision permitting Tenant to self insure shall not be applicable to any assignee or sublessee of Tenant. Policies of public liability and property damage liability insurance which Tenant elects to maintain according to this Lease shall name Landlord as an additional insured.

     7.06   WAIVER OF SUBROGATION.  [Intentionally Deleted]

     7.07 HOLD HARMLESS. Landlord shall not be liable to Tenant, Tenant's Representatives, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, Tenant's Representatives, or of any other person entering upon the Premises under express or implied invitation by Tenant or Tenant's Representatives, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorneys' fees, expenses or claims arising out of any such damage or injury, unless such loss, attorneys' fees, expenses or claims arise from the intentional misconduct or gross negligence of Landlord.

                           ARTICLE 8.00  CONDEMNATION

     8.01 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

     8.02 PARTIAL TAKING. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in section 8.01 above, Landlord shall at Landlord's sole risk and expense, restore and reconstruct the Building and other improvements on the Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

                      ARTICLE 9.00  ASSIGNMENT OR SUBLEASE

     9.01 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment of all of Landlord's rights under this Lease and in the Building shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

     9.02 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No consent by Landlord to any assignment or subletting shall be construed as a consent to any further assignment or subletting by the assignee or sublessee, as the case may be.

     9.03 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty
(30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within fifteen (15) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) cancel this Lease as to the Premises or portion thereof proposed to be assigned or sublet; or (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto), net of commissions, attorneys' fees, expenses of alteration and other transaction expenses, exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord one-half of all such excess rent and other excess consideration within ten (10) days following receipt thereof by Tenant. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

     9.04 RIGHTS OF MORTGAGEE. Tenant accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Landlord shall, within thirty (30) days after Tenant's execution of this Lease, provide Tenant with evidence reasonably satisfactory to Tenant that each mortgagee whose lien is superior to the leasehold estate created by this Lease has entered into a written agreement, reasonably satisfactory in form and substance to Tenant, by which such mortgagee has agreed that so long as no default by Tenant under this Lease has occurred or has continued beyond any applicable grace period. Tenant will not be disturbed in Tenant's possession and enjoyment of the Premises by any foreclosure or other action to enforce such mortgagee's lien. If Landlord fails to provide such evidence within such 30-day period, Tenant may, at Tenant's option, terminate this Lease by notice to Landlord. In addition, the subordination of this Lease to any future mortgage or deed of trust is conditioned upon the execution by the mortgagee or beneficiary of a similar written agreement, also reasonably satisfactory in form and substance to Tenant.

     9.05 ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following:
Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance.

                              ARTICLE 10.00 LIENS

     10.01     LANDLORD'S LIEN. [Intentionally Deleted]

     10.02     UNIFORM COMMERCIAL CODE. [Intentionally Deleted]


                       ARTICLE 11.00 DEFAULT AND REMEDIES

     11.01 DEFAULT BY TENANT. The following shall be deemed to be events of default by Tenant under this Lease; (1) Tenant shall fail to pay when due or within five (5) days thereafter any Monthly Installment of Base Rent, additional rent, or any other payments required pursuant to this Lease; (2) Lessee shall abandon any substantial portion of the Premises and fail to maintain the Premises as required by the Lease; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant unless and for so long as Tenant is prevented from curing such failure because of any natural disaster or act of God; (4) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud or creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building of which Premises are a part, and shall fail to cause such lien to be released or bonded off within thirty (30) days after being notified of the filing of such lien.

     11.02 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of any event of default set forth in this lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand except as required by law; (1) Landlord may enter upon and take possession of the Premises by any lawful means without terminating this Lease, remove Tenant or any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet Premises on behalf of Tenant and receive the rent directly by reasons of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it in order to relet the Premises, including, but not limited to, remodeling and repair costs; (2) Landlord may enter upon the Premises, by any lawful means, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease. Further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this Lease not caused by the negligence of Landlord; (3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises, by any lawful means, and remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this section, whether through liability to refer the Premises on satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Premises on the Commencement or Completion Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived Base Rent, shall be canceled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by mailing or delivering written notice of such termination to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Lease. Any property left on the demised premises at the expiration or other termination of this Lease, or after the happening of any of the events of default set forth in section 11.01 above, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant. If such property is not claimed by Tenant within ten days after such expiration, termination, or the happening of an event of default, it may be sold or otherwise disposed of by Landlord.

Tenant expressly releases Landlord of and from any and all claims and liability for damage to or loss of property left by Tenant upon the demised premises at the expiration or other termination of this Lease, and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.


                            ARTICLE 12.00 RELOCATION

     12.01 RELOCATION OPTION. Landlord reserves the right, at its option, to be exercised in a reasonable manner, during any extended or renewal term of this Lease and upon ninety (90) days prior written notice to transfer and remove Tenant from the Premises to any other available space in the building of substantially equal size and efficiency of useable area. In the event that the relocation space is located on the first floor of the Building, Landlord shall drywall over window areas and shall provide other security measures that are reasonably necessary to maintain the security of Tenant's relocation premises.

     12.02 EXPENSES. Landlord shall pay all reasonable out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements the cost of Tenant's computer consultants incurred in relation to any such relocation, reinstallation and reconnection of electrical and HVAC systems and any temporary space arrangements required by Tenant to replace its uses for the Premises during any such relocation period. Landlord shall complete all improvements to the relocation premises prior to any relocation contemplated herein. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in sections 1.02 and
1.03 of this Lease.


                           ARTICLE 13.00 DEFINITIONS

     13.01 ABANDON. "Abandon" means the vacating of all or a substantial portion of the Premises by Tenant, accompanied by a default in payment of rent due under this Lease.

     13.02 FORCE MAJEURE. "Force Majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, walkouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather) or other events beyond the reasonable control of a party which prevent timely performance by such party of an act required or contemplated by this Lease.

     13.03 BUILDING. "Building" as used in this Lease means the Building described in section 1.03, including the Premises and the land upon which the Building is situated.

     13.04 COMMENCEMENT DATE. "Commencement Date" shall be the date set forth in section 1.03. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.

     13.05 COMPLETION DATE. "Completion Date" shall be the date on which the improvements erected and to be erected upon the Premises shall have been completed in accordance with the plans and specifications described in Article
6.00. The Completion Date shall constitute the commencement of the Term of this Lease for all purposes, whether or not Tenant has actually taken possession. Landlord shall use its best efforts to establish the Completion Date as the date set forth in section 1.03. In the event that the improvements have not in fact been completed as of that date, Tenant shall notify Landlord in writing of its objections. Landlord shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary and shall notify Tenant in writing as soon as it deems such corrective action has been completed and the improvements are ready for occupancy. Upon completion of construction, Tenant shall deliver to Landlord a letter accepting the Premises as suitable for the purposes for which they are let and the date of such letter shall constitute the commencement of the term of this Lease. Whether or not Tenant has executed such letter of acceptance, taking possession of the Premises by Tenant shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the Premises are let, and that the Premises are in good and satisfactory condition as of the date possession was so taken by Tenant except for latent defects, if any.

     13.06 SQUARE FEET. "Square feet" or "square foot" as used in this Lease includes the area contained within the Premises together with a common area percentage factor of the Premises proportionate to the total Building area.

                          ARTICLE 14.00 MISCELLANEOUS

     14.01 WAIVER. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions or covenants contained in this Lease.

     14.02 FORCE MAJEURE. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by force majeure, by Tenant or Tenant's Representatives.

     14.03 ATTORNEYS' FEES. In the event either party to this Lease defaults in any of the terms, covenants, agreements or conditions contained herein, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit.

     14.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises, provided such owner assumes and agrees in writing to perform all of the unperformed obligations of Landlord under this Lease.

     14.05     RENT TAX.  [Intentionally Deleted]

     14.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope of intent of any section.

     14.07 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord in care of Building Manager at the Building Manager's address set forth in section 1.03. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in section 1.03, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) on the third business days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in section 1.03, or at such other address as the addressee may have specified by notice given in accordance with this section.

     14.08 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

     14.09 CORPORATE AUTHORITY. Within five (5) business days after Landlord's execution and delivery of this Lease, Tenant will provide Landlord with a certificate of Tenant's secretary or assistant secretary, attesting to the authorization of this Lease and the authority of the individual signing it on behalf of Tenant.

     14.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     14.11 LESSOR'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

     14.12 INDEMNITY. Landlord agrees to indemnify and hold harmless Tenant from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Landlord. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Tenant, other than those brokers identified in Section 1.03.

     14.13 RECORDING. Neither this Lease, nor any notice nor memorandum regarding the terms hereof shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein.

     14.14 WAIVER OF TRIAL BY JURY. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the premises.

              ARTICLE 15.00 AMENDMENT AND LIMITATION OF WARRANTIES

     15.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES, THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

     15.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

     15.03     LIMITATION OF WARRANTIES.  LANDLORD AND TENANT EXPRESSLY
AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

                         ARTICLE 16.00  OTHER PROVISIONS

     16.01 DOCUMENTS INCORPORATED BY REFERENCE. Attached hereto are the following Exhibits which are incorporated by reference as if set forth herein:

            Addendum to Lease
            Exhibit A - Description of Building and Premises
            Exhibit A-2 - Description of Right of Refusal Premises
            Exhibit B - Provisions Relating to Construction of Tenant's Space
                          (Finish Allowance only)
            Exhibit C - Rules and Regulations
            Exhibit D - Electrical Specifications
            Exhibit E - HVAC Standards
            Exhibit F - [Intentionally Deleted]
            Exhibit G - Landlord's Cleaning Specifications

                           ARTICLE 17.00  SIGNATURES

Signed at               this 5th day of Nov., 1996.
          -------------

                                   LANDLORD:

                                   ST. PAUL PROPERTIES, INC.
                                   a Delaware corporation

                                   By: /s/ R. William Inserra
                                      ---------------------------------
                                        R. William Inserra
                                        Vice president-Asset Management

                                   TENANT:

                                   TOTAL PETROLEUM, INC.
                                   a Michigan corporation

                                   By:  /s/ Richard E. Dana
                                      ---------------------------------

                                   By:  Richard E. Dana, Sen. V.P.
                                      ---------------------------------
                                   (Type Name and Title)

                                    ADDENDUM

     THIS ADDENDUM (the "Addendum") is attached to and made a part of that certain Lease Agreement (the "Lease") dated as of the 25th day of October, 1996 by and between St. Paul Properties, Inc., a Delaware corporation ("Landlord"), and Total Petroleum, Inc., a Michigan corporation ("Tenant"). In the event of a conflict between the terms and provisions of the Lease to which this Addendum is attached and this Addendum, the terms and provisions of this Addendum shall control. Unless otherwise defined herein, or unless the context otherwise requires, terms initially capitalized in this Addendum shall have the same meaning as such initially capitalized terms do in the Lease.

     1. Rent. The base rent and Tenant's proportionate share of excess expenses shall be payable as follows:

          a. Base Rent. The base rent (as that term is defined in Section 1.03H of the Lease) shall be payable as follows:

          Lease       Rentable       Lease          Annual        Monthly
           Year      Square Feet      Rate         Payment*       Payment
           ----      -----------      ----         --------       -------
           1-5          4,774      $15.75/rsf     $75,190.50     $6,265.88

           6            4,774      $16.50/rsf     $78,771.00     $6,564.25

          The term ("Lease Year") shall refer to a twelve month period commencing with the first day of the first calendar month following the commencement date unless the commencement date is the first day of a calendar month, in which case the twelve month period will commence with the commencement date.

     2. Renewal Option. Provided no event of default (or no event which, with the passage of time or the giving of notice or both, would constitute an event of default under the Lease) has occurred and is continuing, Tenant shall have one option to extend the base term of this Lease for a period of five (5) years by giving the Landlord written notice at least one hundred eighty (180) days prior to the expiration of the then current term of this Lease. Upon the giving of such notice, this Lease shall be considered as extended for such option term upon the same terms, conditions and covenants as are contained in this Lease except that the base rent (as that term is hereinabove defined) shall be calculated by multiplying the number of rentable square feet of the Premises by the then existing market rate agreed upon by Landlord and Tenant which Landlord or other Landlords are asking of Tenants or prospective Tenants for comparable space in other comparable developments in the area. If Landlord and Tenant cannot agree on the market rate for the purposes of determining base rent within forty-five (45) days after the date of Tenant's notice, then this renewal option shall be of no further force or effect.

     3. Right of Refusal. During the initial term of the Lease Tenant shall have a right of refusal, subject to existing rights granted to other tenants, to lease Suite 100 located on the first floor of the Building as identified in Exhibit "A-2" to the Lease (and which shall be referred to as the "Expansion Space"), if and when Landlord makes the Expansion Space, or any part thereof, available for leasing to others, upon the following terms and conditions:

          A. In the event that (i) the Expansion Space, or any part thereof, becomes or is about to become available for leasing, and (ii) if Landlord receives a bona fide offer for the lease of all or any portion of the Expansion Space, then Landlord shall notify Tenant of such fact, and Tenant shall have the right of refusal to lease that portion of the Expansion Space at the rent and on the terms and conditions contained in Landlord's offer.

          B. The right of refusal will be extended by Landlord giving Tenant written notice of the particular offer received by Landlord, together with a summary of the offer, requiring Tenant to accept the offer and to sign an appropriate lease agreement with respect to the subject portion of the Expansion Space at the rent and on the terms set forth in the offer. Tenant shall accept or reject the offer contained in Landlord's notice within three (3) business days after the receipt of such notice. If the lease with Tenant for the Expansion

               Space is not signed within the 3-business day period following receipt of Landlord's notice. Landlord will have the right to accept the offer free of the rights of Tenant under this Paragraph 3. Any space leased by Tenant will be added to the Leased Premises as of the date provided in the offer, and the rent will be adjusted to reflect the rent provided to be paid in accordance with the offer. Tenant agrees to execute amendments to the Lease to reflect additions to the Leased Premises resulting from the exercise of the right of refusal to lease. Tenant's lease of any space pursuant to this right of refusal will be on all the terms and conditions set forth in this Lease except as to any terms in the offer that differ from the terms of the Lease, which will be set forth in Landlord's notice. Landlord is under no obligation to offer for lease all or any portion of the Third Expansion Space to Tenant or any other person.

          C. Notwithstanding any other provision set forth above, it is agreed that (i) Tenant shall not be permitted to exercise any of its rights contained in this Paragraph 3 at any time when the Lease is not in effect or at any time when Tenant is in default under any of the terms, covenants, conditions, provisions or agreements of the Lease, (ii) in the event that Tenant assigns the Lease or sublets any portion of the Leased Premises at any time this Paragraph 3 shall be of no further force or effect, and (iii) Tenant may not exercise the right contained in this Paragraph 3 if the effective date of the addition of the Expansion Space to the premises previously leased would be at any time during the last six months of the term of the Lease. Tenant acknowledges that it is only being granted a right of refusal, that is subject and subordinate to the rights of ICM Mortgage Company.

          D. In the event that Tenant fails to exercise the foregoing right of refusal and Landlord leases all or a portion of the Expansion Space pursuant to Landlord's offer as provided in this Paragraph 3, time being strictly of the essence, Tenant's right of refusal shall be null and void.

     4. Signage. Landlord agrees to provide Tenant with one standard suite sign, floor directory strip identification and main lobby directory strip identification to be installed prior to Tenant's occupancy.

                                             LANDLORD:

                                             ST. PAUL PROPERTIES, INC.


                                             By: /s/ R. William Inserra
                                                --------------------------------
                                                     R. William Inserra
                                                     Vice President-Asset
                                                       Management

                                             TENANT:

                                             TOTAL PETROLEUM, INC., a Michigan
                                               corporation.


                                             By: /s/ Richard Z. Dana
                                                --------------------------------
                                             Name:   Richard Z. Dana
                                                  ------------------------------
                                             Title:  Sen. V.P.
                                                   -----------------------------

                                                                       EXHIBIT A

                                     [MAP]

                                    ATRIUM I

                               6061 WILLOW DRIVE
                              ENGLEWOOD, COLORADO

                                 EXHIBIT A-2

                                  [FLOORPLAN]

                                  EXHIBIT "B"
             PROVISIONS RELATING TO CONSTRUCTION OF TENANT'S SPACE
                            (FINISH ALLOWANCE ONLY)

     1. Landlord will provide Tenant with a construction credit in the sum of up to sixteen dollars ($16.00) per rentable square foot, which equals Seventy-Six Thousand Three Hundred Eighty-Four and No/100 Dollars ($76,384.00) (the "Construction Credit"), which may be used only against the cost of design and construction by Tenant of Improvements or alterations permanently installed and incorporated in the realty of the Premises, including space plans, working drawings and initial relamping of the Premises (excluding specifically fixture, furniture and equipment), as contemplated under the plans and specifications and working drawings to be prepared by an architect selected by Tenant and initialed by Tenant and by Landlord for identification and approval (the "Plans"). Notwithstanding the foregoing, Landlord shall pay costs associated with the preparation of a preliminary schematic plan up to the amount of ten cents ($.10) per rentable square foot. In addition, Landlord will provide for Tenant's use during the term of the Lease certain raised floor computer flooring, a fifteen
(15) ton and a five (5) ton Liebert cooling units and a 75 kva power conditioner, currently located in the Building's first floor computer room, all in their current "as-is" condition and repair, to be maintained and repaired by Tenant during the term of the Lease. Tenant will cause such work (the "Work") to be performed in a good and workmanlike manner and in accordance with the Plans. If the Construction Credit is not used within one year of the Commencement Date, the unused portion shall revert back to Landlord.

     2. Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises not later than November 1, 1996.

     3. Landlord shall make reasonable efforts to pay the Construction Credit to Tenant, or any applicable portion thereof, within fifteen (15) business days of Tenant's presentation to Landlord of Tenant's contractor's invoice for work performed, together with appropriate lien waivers and certification of completion of such work (or portion of work) from Tenant's architect.

                                  EXHIBIT "C"
                             RULES AND REGULATIONS

     1. Landlord agrees to furnish Tenant two (2) keys without charge. Additional keys will be furnished at a nominal charge. Except as otherwise permitted by the terms of this Lease, Tenant shall not change locks or install additional locks on doors without prior consent of Landlord. Tenant shall not make or cause to be made duplicates of keys procured from Landlord without prior approval of Landlord. All keys to Premises shall be surrendered to Landlord upon termination of this Lease.

     2. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the Premises for Tenant to Building Manager for its approval before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises.

     3. Tenant shall not at any time occupy any part of the Premises as sleeping or lodging quarters.

     4. Tenant shall not place, install or operate on the Premises or in any part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, (except for stove, microwave oven and other similar kitchen appliances in the employee lounge) or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Landlord.

     5. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises regardless of whether such loss occurs when the area is locked against entry or not, unless due to Landlord's or its agents' or employees' gross negligence or willful misconduct.

     6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the Premises, with the exception of seeing eye dogs.

     7. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person or contract with or render free or paid services to any Tenant or to any of Tenant's Representatives.

     8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Tenant or Tenant's Representatives at any time for purpose inconsistent with their designation by Landlord.

     9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

     10. No person shall disturb occupants of the Building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

     11. Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

     12. Tenant and Tenant's Representatives shall park their vehicles only in those parking areas designated by Landlord. Tenant shall furnish Landlord with state automobile license numbers of Tenant's vehicles and its employees' vehicles within five (5) days after taking possession of the Premises and shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the Premises. If Tenant or Tenant's Representatives park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicles at Tenant's expense.

     13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Landlord. Failure to observe the rules and regulations shall terminate Tenant's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal or impoundment of a vehicle shall create any liability on Landlord or be deemed to interfere with Tenant's right to possession of its Premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross-hatched areas, and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver, unless due to Landlord's or its agents' or employees' gross negligence or willful misconduct.

     14. Movement in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Building Manager and carried out in the manner agreed between Tenant and Building Manager by prearrangement before performance. Such prearrangement will include determination by Building Manager of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damage to persons and properties arising in connection with any said movement.

     15. Tenant shall not lay floor covering within the Premises without written approval of the Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

     16. Tenant agrees to cooperate and assist Landlord in the prevention of canvassing, soliciting and peddling within the Building.

     17. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m. on weekdays and at all hours on Saturday, Sunday and legal holidays, all persons who are not known to the Building security personnel and who do not present a pass to the Building signed by the Tenant. Each Tenant shall be responsible for all persons for whom it supplies a pass.

     18. It is Landlord's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for Tenant and Tenant's Representatives. Any actions or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the Premises and for the preservation of good order therein.

                                  EXHIBIT "D"

                           ELECTRICAL SPECIFICATIONS


480V electric power will be provided to the floor on which the Premises are located. Such power shall be subject to interruptions and voltage fluctuations caused by Public Service Company of Colorado or other supplier of electric power and energy for the Building; provided, that Landlord shall not purchase electric power on any basis that permits the supplier to interrupt service to the Building or to prefer other power customers during periods of partial curtailment or shortfall.

                                  EXHIBIT "E"

                                 HVAC STANDARDS


Assuming an occupancy load of one person per 250 rentable square feet or assuming a temporary occupancy load in the event of an emergency or other unusual circumstance, lasting no longer than a one week period, of one person per 200 rentable square feet and an energy load of 5 watts per rentable square foot of space (in each case excluding square footage inside Tenant's computer room), the HVAC system shall be consistently capable of maintaining interior space (outside Tenant's computer room) temperatures of (1) 75 degrees F dry bulb plus or minus 2 degrees F under exterior summer conditions of 91 degrees F dry bulb and 63 degrees F wet bulb, and (2) 72 degrees F dry bulb plus or minus 2 degrees F under exterior winter conditions of 1 degree F dry bulb. The Premises shall include at least one functional thermostatic control, located outside Tenant's computer room.

                                   EXHIBIT G

                              JANITORIAL SERVICES



WASTE CONTAINERS
     1.   Empty office waste containers                                    Daily
     2.   Empty washroom waste containers                                  Daily

ASH TRAYS
     1.   Empty and damp wipe ash trays                                    Daily
     2.   Wash ash trays                                                   As necessary

FLOORS -- Tile and Concrete
     1.   Dust tiled office floors with chemically treated dust mops       Daily
     2.   Wax (spray type) progressively                                   As necessary
     3.   Damp mop floors for spillage                                     As necessary
     4.   Buff tiled floors                                                As necessary
     5.   Strip and refinish                                               As necessary

FLOORS -- Carpet
     1.   Vacuum traffic area carpeting                                    Daily
     2.   Detail vacuum all carpeting                                      Weekly
     3.   Move chair floor pads when vacuuming                             Monthly
     4.   Spot clean carpeting                                             As necessary

GLASS PARTITIONS
     1.   Wash entire glass                                                Monthly
     2.   Remove spots from glass                                          As necessary

DOORS
     1.   Remove spots and fingerprints                                    Daily
     2.   Wash entrance glass                                              Weekly

DUSTING
     1.   Dust furniture, file cabinets, phones and all other
          horizontal surfaces                                              Daily
     2.   Dust coat racks                                                  Daily
     3.   Dust window sills                                                Daily
     4.   Dust baseboards and other dust gathering surfaces                Weekly

WASHROOMS
     1.   Wash and sanitize fixtures                                       Daily
     2.   Clean mirrors, shelves, etc.                                     Daily
     3.   Replenish supplies                                               Daily
     4.   Wash and disinfect floors                                        Daily
     5.   Spot clean windows                                               Weekly
     6.   Spot clean walls                                                 Weekly
     7.   Machine scrub floors                                             Monthly

WINDOW COVERINGS
     1.   Close and fully extend blinds                                    Daily
     2.   Wash and clean window sills                                      Weekly
     3.   Wash and clean blinds                                            Twice Monthly

PUBLIC AREAS
     1.   Polish elevator rails                                            Daily-Nightly
     2.   Stairwells swept clean                                           Daily
     3.   Glass doors, corridors and lobby areas to be cleaned             Daily
     4.   Spot clean carpets                                               Weekly
     5.   Brick pavers stripped and cleaned                                As necessary

"In this Exhibit, "Daily" means Monday through Friday except nationally recognized holidays."